Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Merriwether Vice President of Financial Relations Health Management Associates, Inc. (239) 598-3131

HEALTH MANAGEMENT ASSOCIATES, INC. ANNOUNCES 40% INCREASE

IN THIRD QUARTER 2010 DILUTED EARNINGS PER SHARE TO $0.14

AND INCREASES 2010 ANNUAL DILUTED EPS OBJECTIVE

NAPLES, FLORIDA (October 27, 2010) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for its third quarter and nine months ended September 30, 2010. For the quarter, Health Management reported net revenue of $1,270.7 million and earnings before interest, income taxes, depreciation and amortization, and certain other items (“Adjusted EBITDA”) of $171.2 million. During the third quarter, income from continuing operations was $39.9 million and net income attributable to Health Management’s common stockholders was $35.3 million, or $0.14 per diluted share, a 40.0% increase as compared to $0.10 for the same quarter a year ago. The tables accompanying this press release include a reconciliation of consolidated net income to all presentations of Adjusted EBITDA (which is not a GAAP measure) contained in this press release. Those tables also contain disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA.

For continuing operations, revenue increased 13.3%, admissions grew 4.9%, and adjusted admissions grew 8.4% in the third quarter as compared to the same quarter a year ago. In addition, Adjusted EBITDA for the third quarter increased 8.4% to $171.2 million compared to the same quarter a year ago.

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For continuing operations at hospitals owned and operated by Health Management for one year or more, referred to as same hospital continuing operations, compared to the prior year’s third quarter, Adjusted EBITDA increased 9.6% to $197.5 million, representing 16.7% of net revenue. This compares to $180.1 million, or 16.1% of net revenue, for the same quarter in the prior year. Due to declines in uninsured admissions, H1N1 cases, and births, admissions from same hospital continuing operations for the third quarter were 3.0% lower than the same period a year ago, and adjusted admissions were 0.3% behind the prior year’s third quarter. This compares to increases in 2009 of 5.4% in admissions and 7.0% in adjusted admissions for the same period a year ago. In addition, third quarter same hospital net revenue increased $57.6 million, or 5.1%, to $1,179.5 million from $1,121.9 million. This increase is supported by a 5.5% increase in same hospital surgeries for the quarter.

“This was another outstanding quarter for Health Management as we continue to sharpen our operational focus and execute our cost discipline strategy,” said Gary D. Newsome, Health Management’s President and Chief Executive Officer. “We are focused on continuing to expand same hospital and acquisition operating margins by appropriately controlling our expenses relative to our volumes and acuity and by remaining committed to our emergency room operational improvements, physician recruitment progress and market service development projects.”

Health Management’s provision for doubtful accounts, or bad debt expense, was $159.9 million, or 12.6% of net revenue, for the third quarter compared to $143.7 million, or 12.8% of net revenue, for the same quarter a year ago.

Uninsured discounts for the third quarter were $215.6 million, compared to $173.5 million for the same period a year ago. Charity/indigent care write-offs for the quarter were $24.3 million, compared to $20.3 million for the same quarter in the prior year.

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The sum of uninsured discounts, charity/indigent care write-offs and bad debt expense, as a percent of the sum of net revenue, uninsured discounts and charity/indigent care write-offs, was 26.5% for the third quarter, compared to 25.7% for the same quarter a year ago. Health Management believes that this fiscal measure, referred to as the Uncompensated Patient Care Percentage, is important because it provides Health Management with key information regarding the aggregate level of patient care for which it does not receive remuneration.

Cash flow from continuing operating activities for the third quarter ended September 30, 2010 was $122.7 million, after cash interest and cash tax payments aggregating $57.4 million. Health Management’s total leverage ratio and interest coverage ratio were 4.18 and 3.35, respectively, at September 30, 2010. These ratios are well within the requirements of Health Management’s credit facilities.

For the nine months ended September 30, 2010, Health Management reported net revenue of $3,803.5 million and Adjusted EBITDA of $550.0 million. Likewise, excluding certain gains, including gains on early extinguishment of debt, during the nine month period, income from continuing operations was $135.7 million and net income attributable to Health Management’s common stockholders was $118.6 million, or $0.48 per diluted share, a 26.3% increase compared to $0.38 per diluted share for the nine months ended September 30, 2009.

Health Management is also increasing its diluted EPS objective range for fiscal year 2010 to be between $0.64 and $0.66 from between $0.56 and $0.61.

Effective October 1, 2010, subsidiaries of Health Management acquired the 413-bed Wuesthoff Health System for approximately $152 million, which includes amounts paid for certain working capital adjustments. The Wuesthoff Health System is comprised of two hospitals, the 298-bed Wuesthoff Medical Center-Rockledge, located in Rockledge, Florida, and the 115-bed Wuesthoff Medical Center-Melbourne, located in Melbourne, Florida, as well as other related facilities providing a continuum of care.

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“The Wuesthoff Health System integration has begun, and although we are very early on in the process, we are pleased with the progress we have already made. The initial feedback we have received from the Rockledge and Melbourne communities has been very good and very supportive,” added Mr. Newsome. “Our acquisition pipeline remains very active. We are currently reviewing several excellent acquisition opportunities that are similar to the Wuesthoff Health System in terms of scope of services, size, and potential, and we believe that we will continue to see attractive growth opportunities for the foreseeable future.”

Health Management’s executive leadership team will hold a conference call and webcast to discuss the contents of this press release and the consolidated financial results for the third quarter and nine months ended September 30, 2010 on Thursday, October 28, 2010 at 1:00 p.m. EDT. Investors are invited to access the webcast via Health Management’s website at www.HMA.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476.

Health Management will archive a copy of the audio webcast, along with any related information that Health Management may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations” for a period of 60 days following the conference call.

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Through its subsidiaries, Health Management operates 60 general acute care hospitals, with approximately 9,000 licensed beds, in non-urban communities located throughout the United States. All references to “Health Management,” the “Company,” “we,” “us,” and “our” used in this press release refer to Health Management Associates, Inc. and its subsidiaries.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “prospects,” “promising” and other similar words. All statements addressing operating performance, events or developments that Health Management expects or anticipates will occur in the future, including but not limited to projections of revenue, income or loss, capital expenditures, earnings per share, debt structure, bad debt expense, capital structure, repayment of indebtedness, other financial items, statements regarding the plans and objectives of management for future operations, statements regarding acquisitions, divestitures and other proposed or contemplated transactions, statements of future economic performance, statements regarding the state of the economy, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management’s most recent Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q included under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management’s underlying assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management disclaims any obligation to update or publicly announce revisions to any of the forward-looking statements contained in this press release.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net revenue	$1,270,659	$1,121,903	$3,803,465	$3,418,373

Operating expenses:
Salaries and benefits	501,841	438,203	1,500,215	1,332,265
Supplies	173,437	154,243	531,083	480,051
Provision for doubtful accounts	159,922	143,746	468,458	419,872
Depreciation and amortization	61,547	60,422	185,545	179,198
Rent expense	30,184	25,532	90,716	75,060
Other operating expenses	234,061	202,166	662,952	602,497

Total operating expenses	1,160,992	1,024,312	3,438,969	3,088,943

Income from operations	109,667	97,591	364,496	329,430

Other income (expense):
Gains (losses) on sales of assets, net	(435)	90	844	1,936
Interest and other income, net	3,342	942	7,264	1,499
Interest expense	(52,827)	(54,300)	(158,931)	(163,485)
Gains (losses) on early extinguishment of debt, net	—	(533)	—	16,202
Write-offs of deferred financing costs	—	—	—	(444)

Income from continuing operations before income taxes	59,747	43,790	213,673	185,138
Provision for income taxes	(19,867)	(12,495)	(74,661)	(62,392)

Income from continuing operations	39,880	31,295	139,012	122,746
Income from discontinued operations, net of income taxes	—	626	—	1,042

Consolidated net income	39,880	31,921	139,012	123,788
Net income attributable to noncontrolling interests	(4,587)	(6,476)	(17,122)	(19,734)

Net income attributable to Health Management Associates, Inc.	$35,293	$25,445	$121,890	$104,054

Earnings per share attributable to Heath Management Associates, Inc. common stockholders:

Basic and Diluted:
Continuing operations	$0.14	$0.10	$0.49	$0.42
Discontinued operations	—	—	—	—

Net income	$0.14	$0.10	$0.49	$0.42

Weighted average number of shares outstanding:
Basic	248,526	245,234	248,161	244,953

Diluted	250,972	247,514	250,683	246,225

Net income attributable to Health Management Associates, Inc.
Income from continuing operations, net of income taxes	$35,293	$25,001	$121,890	$103,790
Income from discontinued operations, net of income taxes	—	444	—	264

Net income attributable to Health Management Associates, Inc.	$35,293	$25,445	$121,890	$104,054

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine Months Ended September 30,
	2010	2009

Cash flows from operating activities:
Consolidated net income	$139,012	$123,788
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	190,584	184,312
Provision for doubtful accounts	468,458	419,872
Stock-based compensation expense	13,762	7,955
Gains on sales of assets, net	(844)	(1,936)
Gains on sales of available-for-sale securities	(4,454)	—
Write-offs of deferred financing costs	—	444
Gains on early extinguishment of debt, net	—	(16,202)
Deferred income tax expense (benefit)	(3,996)	29,859
Changes in assets and liabilities of continuing operations:
Accounts receivable	(491,360)	(420,297)
Supplies, prepaid expenses and other current assets	(9,810)	(3,468)
Prepaid and recoverable income taxes	28,654	47,766
Deferred charges and other long-term assets	(13,360)	(3,626)
Accounts payable, accrued expenses and other liabilities	44,537	(9,845)
Equity compensation excess income tax benefits	(1,112)	(149)
Income from discontinued operations, net of income taxes	—	(1,042)

Net cash provided by continuing operating activities	360,071	357,431

Cash flows from investing activities:
Acquisitions and other	(37,907)	(569)
Additions to property, plant and equipment	(147,917)	(158,746)
Proceeds from sales of assets and insurance recoveries	2,305	4,653
Purchases of available-for-sale securities	(660,530)	—
Proceeds from sales of available-for-sale securities	667,859	—
(Increase) decrease in restricted funds, net	(7,935)	4,247

Net cash used in continuing investing activities	(184,125)	(150,415)

Cash flows from financing activities:
Principal payments on debt and capital lease obligations	(30,353)	(146,556)
Proceeds from exercises of stock options	5,462	8,495
Cash received from noncontrolling shareholders	2,547	21,212
Cash payments to noncontrolling shareholders	(14,978)	(17,884)
Equity compensation excess income tax benefits	1,112	149

Net cash used in continuing financing activities	(36,210)	(134,584)

Net increase in cash and cash equivalents before discontinued operations	139,736	72,432
Net increases (decreases) in cash and cash equivalents from discontinued operations:
Operating activities	—	6,745
Investing activities	—	(440)
Financing activities	—	(5)

Net increase in cash and cash equivalents	139,736	78,732
Cash and cash equivalents at beginning of the period	106,018	143,614

Cash and cash equivalents at end of the period	$245,754	$222,346

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS AND STATISTICS

	September 30, 2010	December 31, 2009
	(unaudited, in thousands)

Assets
Current assets:
Cash and cash equivalents	$245,754	$106,018
Available-for-sale securities	33,846	36,585
Accounts receivable, net	676,632	656,171
Other current assets	243,205	261,394
Assets of discontinued operations	13,404	13,404
Property, plant and equipment, net	2,525,721	2,498,266
Restricted funds	50,674	38,848
Other assets	1,010,588	993,413

Total assets	$4,799,824	$4,604,099

Liabilities and Stockholders’ Equity
Current liabilities	$520,065	$525,897
Deferred income taxes	136,553	133,451
Other long-term liabilities	678,120	578,459
Long-term debt	2,990,952	3,004,672
Stockholders’ equity	474,134	361,620

Total liabilities and stockholders’ equity	$4,799,824	$4,604,099

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
Continuing Operations
Occupancy	41.6%	42.5%		43.9%	45.3%
Patient days	323,925	306,871	5.6%	1,022,534	977,160	4.6%

Admissions	78,566	74,890	4.9%	243,944	232,798	4.8%
Adjusted admissions	146,397	135,033	8.4%	440,932	405,140	8.8%

Average length of stay	4.1	4.1		4.2	4.2
Surgeries	80,126	71,317	12.4%	240,471	217,432	10.6%
Emergency room visits	360,940	355,213	1.6%	1,057,855	1,033,970	2.3%

Net revenue (in 000’s)	$1,270,659	$1,121,903	13.3%	$3,803,465	$3,418,373	11.3%
Net revenue per adjusted admission	$8,680	$8,308	4.5%	$8,626	$8,438	2.2%
Total inpatient revenue percentage	47.3%	49.8%		49.6%	52.0%
Total outpatient revenue percentage	52.7%	50.2%		50.4%	48.0%

Same Hospitals
Occupancy	41.4%	42.5%		44.3%	45.3%
Patient days	298,308	306,871	-2.8%	954,157	977,160	-2.4%

Admissions	72,634	74,890	-3.0%	229,802	232,798	-1.3%
Adjusted admissions	134,591	135,033	-0.3%	414,285	405,140	2.3%

Average length of stay	4.1	4.1		4.2	4.2
Surgeries	75,264	71,317	5.5%	227,659	217,432	4.7%
Emergency room visits	329,431	355,213	-7.3%	998,323	1,033,970	-3.4%

Net revenue (in 000’s)	$1,179,455	$1,121,903	5.1%	$3,572,518	$3,418,373	4.5%
Net revenue per adjusted admission	$8,763	$8,308	5.5%	$8,623	$8,438	2.2%
Total inpatient revenue percentage	48.5%	49.8%		49.8%	52.0%
Total outpatient revenue percentage	51.5%	50.2%		50.2%	48.0%

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net revenue	$1,270,659	$1,121,903	$3,803,465	$3,418,373
Less acquisitions	91,204	—	230,947	—

Same hospital net revenue	$1,179,455	$1,121,903	$3,572,518	$3,418,373

Consolidated net income	$39,880	$31,921	$139,012	$123,788

Adjustments:
Income from discontinued operations, net of income taxes	—	(626)	—	(1,042)
Provision for income taxes	19,867	12,495	74,661	62,392
Losses (gains) on sales of assets, net	435	(90)	(844)	(1,936)
Interest and other income, net	(3,342)	(942)	(7,264)	(1,499)
Interest expense	52,827	54,300	158,931	163,485
Losses (gains) on early extinguishment of debt, net	—	533	—	(16,202)
Write-offs of deferred financing costs	—	—	—	444
Depreciation and amortization	61,547	60,422	185,545	179,198

Adjusted EBITDA (a)	171,214	158,013	550,041	508,628

Adjustment for acquisitions, corporate and other	26,247	22,079	84,587	80,749

Same hospital operating Adjusted EBITDA (a)	$197,461	$180,092	$634,628	$589,377

Same hospital operating Adjusted EBITDA margins =
Same hospital operating Adjusted EBITDA / Same hospital net revenue (a)	16.7%	16.1%	17.8%	17.2%

(a) Adjusted EBITDA is defined as consolidated net income before discontinued operations, net gains (losses) on sales of assets, net interest and other income, interest expense, net gains (losses) on early extinguishment of debt, write-offs of deferred financing costs, income taxes, and depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Health Management believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Health Management’s financial statements, as it is commonly used as an analytical indicator within the health care industry and Health Management’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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